Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 4, 2003, except for the information in Note 15 which is as of March 20, 2003, relating to the financial statements, which appears in the 2002 Annual Report of Navigant International, Inc. for the year ended December 29, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

January 29, 2004